UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2018

PINNACLE FOODS INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35844	35-2215019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Jefferson Road, Parsippany, New Jersey 07054

(Address of principal executive offices) (Zip Code)

(973) 541-6620

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, on June 26, 2018, Pinnacle Foods Inc., a Delaware corporation (the “Company” or “Pinnacle Foods”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Conagra Brands, Inc., a Delaware corporation (“Conagra”), and Patriot Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Conagra (“Merger Sub”). The Merger Agreement provides for, among other things, the merger of Merger Sub with and into Pinnacle, with Pinnacle continuing as the surviving corporation (the “Merger”).

On October 26, 2018 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware, the Merger was completed. At the effective time of the Merger (the “Effective Time”), the separate corporate existence of Merger Sub ceased, and Pinnacle Foods survived the Merger as a wholly-owned subsidiary of Conagra.

Item 1.02	Termination of a Material Definitive Agreement

On October 26, 2018, in connection with the consummation of the Merger, Pinnacle Foods Finance LLC, a Delaware limited liability company and wholly-owned subsidiary of Pinnacle Foods terminated that certain Fourth Amended and Restated Credit Agreement dated as of March 15, 2018, among Pinnacle Foods Finance LLC, Peak Finance Holdings LLC, a Delaware limited liability company, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent, collateral agent, and swingline lender (the “Credit Agreement”). In connection with the termination of the Credit Agreement, all outstanding borrowings and unpaid fees and expenses thereunder were paid in full, and all collateral securing repayment of amounts due under the Credit Agreement was released.

Item 2.01	Completion of Acquisition or Disposition of Assets

As described above, at the Effective Time on the Closing Date, Conagra completed its previously announced acquisition of Pinnacle Foods. As a result of the Merger, Pinnacle Foods became a wholly-owned subsidiary of Conagra. At the Effective Time, each share of the common stock, par value $0.01 per share, of Pinnacle Foods (“Pinnacle Shares”) issued and outstanding immediately prior to the Effective Time (other than certain excluded shares) was converted into the right to receive (i) $43.11 in cash and (ii) 0.6494 shares of common stock, par value $5.00 per share, of Conagra (“Conagra Shares”) (together, the “Merger Consideration”), with cash payable in lieu of fractional shares of Conagra Shares.

At the Effective Time, (a) each (1) option to purchase Pinnacle Shares (a “Pinnacle option”), (2) restricted stock unit of Pinnacle subject only to time-based vesting requirements (a “Pinnacle RSU”), and (3) restricted stock unit of Pinnacle subject to performance-based vesting requirements (a “Pinnacle PSU”), that was outstanding and unvested immediately prior to the Effective Time was converted into a cash-settled stock appreciation right, in the case of a Pinnacle option, or a time-based cash-settled restricted stock unit, in the case of a Pinnacle RSU and Pinnacle PSU, in each case, relating to a number of Conagra Shares calculated pursuant to the terms of the Merger Agreement (with the achievement of any performance goals determined based on actual performance as of immediately prior to the Effective Time), (b) each (1) Pinnacle option, (2) Pinnacle RSU, and (3) Pinnacle PSU, that was outstanding and vested immediately prior to the Effective Time was canceled and converted into the right to receive an amount in cash (calculated pursuant to the terms of the Merger Agreement (with the achievement of performance goals determined based on actual performance as of immediately prior to the Effective Time)), (c) each outstanding and unvested Pinnacle performance-based restricted share award was deemed to be two separate awards, the issued restricted share portion (a “Pinnacle PSA”), which became vested based on actual performance as of immediately prior to the Effective Time, and the performance share unit portion, which was determined based on actual performance as of immediately prior to the Effective Time, and treated as an unvested Pinnacle PSU as set forth above, and (d) each vested Pinnacle PSA (including the portion that vested in accordance with the foregoing) was canceled and converted into the right to receive the Merger Consideration and an amount in cash equal to any accumulated and unpaid dividends.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, the terms of which are incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) that trading in Company common stock should be suspended and listing of Company common stock on the NYSE should be removed. Trading of Company common stock on the NYSE was suspended prior to the opening of business on October 26, 2018. The Company also requested that the NYSE file with the SEC an application on Form 25 to delist and deregister Company common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Company intends to file with the SEC a Form 15 requesting that the reporting obligations of the Company under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders

The information in the Introductory Note above and in Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03. The foregoing description of the Merger Agreement is not complete and is subject and entirely qualified by reference to the full text of the Merger Agreement.

Item 5.01	Changes in Control of Registrant

As a result of the consummation of the Merger, a change of control of the Company occurred, and the Company became an indirect, wholly-owned subsidiary of Conagra.

The information set forth above in the Introductory Note under Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon the consummation of the Merger, each of Roger Deromedi, Mark Clouse, Ann Fandozzi, Mark Jung, Jane Nielsen, Mutesh Pant, Raymond P. Silcock and Ioannis Skoufalos ceased to be directors of the Company. Additionally, effective as of the Effective Time, Carey L. Bartell, Bo Johan Nystedt and Robert G. Wise became directors of the Company.

Upon the consummation of the Merger, each of Mark Clouse and Mark Schiller ceased to be executive officers of the Company.

Effective as of the Effective Time, David S. Marberger was appointed President of the Company.

On October 26, 2018, the Compensation Committee of the Board of Directors of the Company approved an amendment to the Pinnacle Foods Inc. Executive Severance Benefit Plan (the “Amendment”), which became effective upon the consummation of the Merger, providing that such plan (i) expires on the second anniversary of the date on which the Merger was consummated (the “Closing Date”) and (ii) is frozen to new participants as of the Closing Date.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

At the Effective Time, the Amended and Restated Certificate of Incorporation of the Company was amended and restated as set forth in the Amended and Restated Certificate of Incorporation that is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Immediately after the Effective Time, the Second Amended and Restated Bylaws of the Company were amended and restated as set forth in the Amended and Restated Bylaws that are filed as Exhibit 3.2 hereto and are incorporated herein by reference.

Immediately after the Effective Time the fiscal year of the Company was changed to the last Sunday in May each year.

Item 8.01	Other Events

On October 26, 2018, in connection with the consummation of the Merger, Pinnacle Foods Finance LLC, a Delaware limited liability company and Pinnacle Foods Finance Corp., a Delaware corporation (together, the “Issuers”) redeemed all of their outstanding 5.875% Senior Notes due 2024 (the “Notes”) issued under the Indenture dated as of January 15, 2016, among the Issuers, the guarantors party thereto and Wilmington Trust, National Association, as trustee (the “Trustee”), as amended by the First Supplemental Indenture, dated as of January 15, 2016, among Boulder Brands, Inc. and Boulder Brands USA, Inc., as guaranteeing subsidiaries, the Issuers and the Trustee, at a redemption price of 100% of the principal amount of the Notes plus the applicable premium as of, and accrued and unpaid interest and additional interest, if any, to, but excluding, October 26, 2018.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of June 26, 2018, by and among Pinnacle Foods Inc., Conagra Brands, Inc. and Patriot Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to Pinnacle Foods Inc.’s Current Report on Form 8-K filed on June 27, 2018, Commission file number 001-35844).

3.1	Amended and Restated Certificate of Incorporation of Pinnacle Foods Inc.

3.2	Amended and Restated Bylaws of Pinnacle Foods Inc.

99.1	Amendment to the Pinnacle Foods Inc. Executive Severance Benefit Plan.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2018

PINNACLE FOODS INC.

By: /s/ Colleen Batcheler
Name: Colleen Batcheler
Title: Vice President and Secretary